CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K/A

SECURITIES AND EXCHANGE COMMISSION

 Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

May 29, 2013

Date of Report

(Date of Earliest Event Reported)

SPECIALTY CONTRACTORS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-166057	27-1897718
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1541 E. Interstate 30, Suite 140, Rockwall, Texas 75087

(Address of principal executive offices (zip code))

(214) 457-1227

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On May 10, 2013, LBB & Associates Ltd, LLP (“LBB”) orally advised the chairman of the Board of Directors of Specialty Contractors, Inc., (the “Company” or “we”, “us”) that they would cease their services as independent registered public accounting firm of the Company and submitted a letter of resignation on May 13, 2013.

LBB was engaged as principal accountants on January 22, 2010 and the decision to engage LBB was approved by the Company’s board of directors. The reports of LBB on the Company’s consolidated financial statements as of and for the years ended December 31, 2012 and 2011, other than including a going concern opinion, did not contain an adverse opinion, and were not qualified modified as to uncertainty, audit scope or accounting principles.

Immediately following LBB’s resignation, our Board of Directors commenced contacting and interviewing other auditors in order to engage with another firm as our independent auditor.

From January 22, 2010 when LBB was engaged, through LBB’s resignation on May 13, 2013, there were no disagreements between the Company and LBB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of LBB would have caused LBB to make reference to the subject matter of the disagreements in connection with its reports.

The Company provided a copy of this disclosure to LBB and an opportunity to furnish the Company with a letter stating whether it agrees or disagrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits:

No.	Description
16.1	LBB Letter, dated as of May 29, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SPECIALTY CONTRACTORS, INC.

By:   /s/  Charles Smith

Charles Smith

Chief Financial Officer

Dated:  May 29, 2013

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